EXHIBIT 99.1

Edible Garden Announces Reverse Stock Split of the Company’s Common Stock

BELVIDERE, NJ, April 2, 2024 — Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leader in controlled environment agriculture (CEA), locally grown, organic and sustainable produce and products, today announced a planned reverse stock split of its shares of common stock at a ratio of 1-for-20. The reverse stock split will take effect as of 12:01 a.m. ET, on Friday, April 5, 2024, and shares of Edible Garden will trade on a post-split basis on Nasdaq under the existing trading symbol, “EDBL,” at the market open on April 5, 2024.

At the Company’s special meeting of stockholders held November 6, 2023, stockholders approved an amendment to the Company’s certificate of incorporation to implement a reverse stock split in a range of 1-for-5 to 1-for-50, and granted the board of directors the authority to implement and determine the exact split ratio within such range, which was subsequently set by the board at 1-for-20. Following the reverse stock split, the new CUSIP number of the common stock will be 28059P303, with the par value per share of common stock remaining at $0.0001. A proportionate adjustment will be made to the per-share exercise prices and number of shares issuable under all outstanding warrants and equity awards.

Jim Kras, CEO of Edible Garden, commented, “The reverse split is being implemented because we believe it will allow us to meet Nasdaq’s minimum bid price requirements, among other listing requirements. We also believe that the increased market price of the common stock that is expected as a result of implementing the reverse stock split could improve the marketability of the Company’s shares.”

When the reverse stock split becomes effective, every 20 shares of the Company’s issued and outstanding common stock will be combined into one share of common stock. Each stockholder’s percentage ownership interest in Edible Garden will remain unchanged after the reverse stock split. Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share of common stock. The reverse stock split will not reduce the number of authorized shares of common stock.

ABOUT EDIBLE GARDEN®

Edible Garden AG Incorporated is a leader in controlled environment agriculture (CEA), locally grown, organic and sustainable produce and products backed by Zero-Waste Inspired® next generation farming. Offered at over 5,000 stores in the US, Edible Garden is disrupting the CEA and sustainability technology movement with its safety-in-farming protocols, use of sustainable packaging, patented GreenThumb software and self-watering in-store displays. The Company currently operates its own state-of-the-art greenhouses and processing facilities in Belvidere, New Jersey and Grand Rapids, Michigan, and has a network of contract growers, all strategically located near major markets in the U.S. Its proprietary GreenThumb 2.0 patented (US Nos.: US 11,158,006 B1, US 11,410,249 B2 and US 11,830, 088 B2) software optimizes growing in vertical and traditional greenhouses while seeking to reduce pollution-generating food miles. Its patented Self-Watering display (US No: US D1,010,365 S) enables retailers to present plants in their prime, reducing waste and offering superior products to consumers. Edible Garden is also a developer of ingredients and proteins, providing an accessible line of plant and whey protein powders under the Vitamin Way® and Vitamin Whey® brands. In addition, the Company offers a line of sustainable food flavoring products such as Pulp gourmet sauces and chili-based products. For more information on Edible Garden go to https://ediblegardenag.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the timing, implementation, and success of the reverse stock split, and performance as a public company. The words “believe,” “expect,” “plan,” “seek,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including market and other conditions and the Company’s ability to achieve its growth objectives. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com